UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2013

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 6, 2013, McKesson Corporation (the “Company”) announced in a Form 8-K furnished to the Securities and Exchange Commission (the “Form 8-K”) that its Board of Directors (the “Board”) had adopted amendments to the Company’s Corporate Governance Guidelines to provide for a lead independent director in place of a presiding director. Additional information about the amended Corporate Governance Guidelines, including the responsibilities of the lead independent director specified therein, is available in the Form 8-K. This corporate governance initiative was undertaken by the Board based on feedback from the Company’s stockholders and the Company’s commitment to continuous monitoring of sound and effective governance practices.

On May 22, 2013, the Board elected Edward A. Mueller to serve a two-year term as the Board’s first lead independent director, effective July 31, 2013, subject to his continuing re-election as a director. Mr. Mueller has been a director of the Company since April 2008 and is a member of the Committee on Directors and Corporate Governance and the Compensation Committee. He served as the Chairman and Chief Executive Officer of Qwest Communications International Inc., a provider of voice, data and video services, from August 2007 until his retirement in April 2011. He held the position of Chief Executive Officer at Williams-Sonoma, Inc., a provider of specialty products for cooking, from January 2003 until July 2006, and at Ameritech Corporation, a subsidiary of SBC Communications, Inc., from 2000 to 2002. Mr. Mueller is also a director of The Clorox Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013	McKesson Corporation

	By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer